UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

Coherent Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39375	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	COHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Inducement RSU and PSU Awards

Coherent Corp. (the “Company”) made awards of restricted stock units (“RSU”) and performance stock units (“PSUs”) to its new Chief Executive Officer, James R. Anderson, effective on his start date, June 3, 2024. The awards were made pursuant to the Company’s previously announced offer letter agreement with Mr. Anderson, and as a material inducement to his joining the Company as its Chief Executive Officer. See the Company’s Current Report on Form 8-K filed on June 3, 2024, which includes as exhibits the offer letter agreement and the forms of award agreements for the RSUs and PSUs.

The material terms of the awards are as follows:

•

The RSUs cover 147,214 shares of the Company’s common stock and become vested in three substantially equal installments on the first three anniversaries of the grant date subject to Mr. Anderson’s continued employment through each vesting date, except as noted below.

•

The PSUs cover a target of 694,007 shares of the Company’s common stock and become vested based on the Company’s total shareholder return (“TSR”) for the period beginning on the grant date and ending on June 30, 2027, relative to returns on the S&P Composite 1500—Electronic Equipment, Instruments & Components for that performance period. Performance below the 25th percentile results in no payout; performance at the 25th percentile (threshold) results in a 50% payout; performance at the 55th percentile (target) results in a 100% payout; and performance at or above the 75th percentile (max) results in a 250% payout. However, the payout for performance above target is capped at 100% if the Company’s absolute TSR for the performance period is negative. Mr. Anderson also must remain employed with the Company through the end of the performance period, except as noted below.

•

The RSUs and PSU include vesting treatment on termination of employment or “change in control” (as defined in the Coherent Corp. Omnibus Incentive Plan) consistent with the Company’s standard terms for executive officers, provided that, for the PSUs, in case of a “Qualifying Termination” during a “Non-CIC Period” (as those terms are defined in the offer letter agreement), the PSUs will be determined based on relative TSR performance through the date of termination and immediately paid out on a prorated basis (after credit for an additional 12 months of service) at the greater of target or actual performance.

On June 5, 2024, the Company issued a press release in accordance with Section 303A.08 of the New York Stock Exchange Listing Rules, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 5, 2024

104.0	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coherent Corp.

Date: June 5, 2024	By:	/s/ Ronald Basso
Ronald Basso
Chief Legal and Compliance Officer & Corporate Secretary